UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. __)

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

COUNTY BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEWS RELEASE

To be run immediately

Media Contact: Laura Wiegert, Marketing Director
(920) 645-6112; lwiegert@investorscommunitybank.com

County Bancorp, Inc.—Proxy Statement Information Correction

Manitowoc, WI – April 10, 2015

MANITOWOC, Wis., April 10, 2015 (GLOBE NEWSWIRE) -- On April 9, 2015, County Bancorp, Inc. (Nasdaq:ICBK) filed its proxy statement on Schedule 14A with the Securities and Exchange Commission (the “Proxy Statement”) in connection with the Annual Meeting of Shareholders scheduled for May 19, 2015.

The telephone number by which shareholders can vote is stated incorrectly in the Notice of Annual Meeting of Shareholders attached to the Proxy Statement and on page 2 of the Proxy Statement.  The correct number for shareholders who wish to vote by telephone is 1-800-652-VOTE (1-800-652-8683).

.About County Bancorp, Inc.
County Bancorp, Inc., a Wisconsin corporation and registered bank holding company founded in May 1996, and our wholly-owned subsidiary Investors Community Bank, a Wisconsin-chartered bank, are headquartered in Manitowoc, Wisconsin. The state of Wisconsin is often referred to as "America's Dairyland," and one of the niches the Company has developed is providing financial services to agricultural businesses statewide, with a primary focus on dairy-related lending. The Company also serves business and retail customers throughout Wisconsin, with a focus on Northeastern and Central Wisconsin, from its full-service locations in Manitowoc and Stevens Point, and its loan production offices in Darlington, Eau Claire and Fond du Lac.

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Investor Relations Contact
Timothy J. Schneider, CEO, Investors Community Bank
Phone: (920) 686-5604

Email: tschneider@investorscommunitybank.com

860 N. Rapids Rd., PO Box 700, Manitowoc WI 54221-0700 / InvestorsCommunityBank.com